Exhibit 32.1

Hawaiian Electric Industries Capital Trust I

Written Statement of Trustee Furnished Pursuant to

18 U.S.C. SECTION 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Industries Capital Trust I (the Trust) on Form 10-Q for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert F. Clarke, Regular Trustee of the Trust and Chief Executive Officer of Hawaiian Electric Industries, Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition as of September 30, 2003 and results of operations for the three months and nine months ended September 30, 2003 of the Trust.

By:	/s/ Robert F. Clarke

Robert F. Clarke* Regular Trustee Date: November 7, 2003

*	Robert F. Clarke functions as the equivalent of the Chief Executive Officer of the Trust for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.